UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2011

Black Box Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 746-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On August 9, 2011, Black Box Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at NASDAQ MarketSite in New York, New York. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1. Each of the nominees for election to the Company’s Board of Directors (the “Board”) were elected to hold office for a one-year term and until their respective successors are elected and qualified by the following votes:

Name	For	Withheld	Broker Non-Votes

William F. Andrews	14,823,966	1,914,895	431,277
R. Terry Blakemore	16,612,002	126,859	431,277
Richard L. Crouch	16,652,399	86,462	431,277
Thomas W. Golonski	16,569,534	169,327	431,277
Thomas G. Greig	16,567,277	171,584	431,277
William H. Hernandez	16,631,029	107,832	431,277
Edward A. Nicholson, Ph.D.	16,563,729	175,132	431,277

Proposal 2. The ratification of the appointment by the Audit Committee of the Board of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2012 was approved by the following vote:

For:	17,154,836
Against:	10,603
Abstained:	4,699
Broker Non-Votes:	0

Proposal 3. The compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Annual Meeting, was approved, on an advisory basis, by the following vote:

For:	15,655,219
Against:	400,248
Abstained:	683,393
Broker Non-Votes:	431,278

Proposal 4. The inclusion of a stockholder advisory vote on executive compensation every year was approved, on an advisory basis, by the following vote:

1 Year:	13,973,424
2 Years:	60,026
3 Years:	2,015,225
Abstained:	690,185
Broker Non-Votes:	431,278

In light of the stockholder vote at the Annual Meeting on Proposal 4 as reported above, the Board has determined that the Company will include a non-binding, advisory vote in its proxy materials for its annual meeting of stockholders to approve the compensation of its named executive officers as disclosed in such proxy materials every year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation

Date: August 11, 2011	By:	/s/ R. Terry Blakemore
R. Terry Blakemore
President and Chief Executive Officer

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